EXHIBIT 99.1

NEWS RELEASE

For Information Contact:
David P. Tusa, Executive Vice President and Chief Financial Officer
210.302-0410
david.tusa@newcenturyequity.com
www.newcenturyequity.com

May 13, 2002

NEW CENTURY EQUITY HOLDINGS CORP.
TERMINATES AUDIT RELATIONSHIP WITH ARTHUR ANDERSEN

SAN ANTONIO, TX — The Audit Committee of the Board of Directors of New Century Equity Holdings Corp. (Nasdaq: NCEH) has terminated the Company’s relationship with Arthur Andersen LLP as its independent public accountants. New Century has initiated a selection process for a new independent auditing firm to act as the Company’s auditors beginning with the quarter ended June 30, 2002.

The decision to replace Arthur Andersen was made after careful consideration by New Century’s Audit Committee and Board of Directors and in light of recent developments regarding Arthur Andersen.

About New Century Equity Holdings Corp.

New Century Equity Holdings Corp. (Nasdaq: NCEH) is a holding company focused on high growth, technology-based companies and investments. The Company’s holdings include its investments in Princeton eCom Corporation, Tanisys Technology, Inc., Microbilt Corporation and Sharps Compliance Corp. New Century (www.newcenturyequity.com) is the lead investor in Princeton eCom (www.princetonecom.com), a leading application service provider for electronic and Internet bill presentment and payment solutions and Tanisys Technology, Inc. (www.tanisys.com), a developer and marketer of semiconductor testing equipment. New Century is also a financial investor in Microbilt Corporation (www.microbilt.com), a leader in credit bureau data access and retrieval which provides credit solutions to the Financial, Leasing, Health Care, Insurance, Law Enforcement, Educational and Utilities industries and Sharps Compliance Corp. (www.sharpsinc.com), a leading provider of cost-effective logistical and training solutions for the healthcare, hospitality and residential markets. New Century Equity Holdings Corp. is headquartered in San Antonio, Texas.

Certain statements contained herein are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission.